UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (713) 332-8400

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2012, Terry E. Sanford, Senior Vice President and Chief Accounting Officer of Carriage Services, Inc. (the “Company”), informed the management of the Company of his intent to resign from his position with the Company in order to pursue other opportunities. Mr. Sanford’s resignation will be effective August 12, 2012. Following his resignation, Mr. Sanford is expected to provide services to the Company on a consulting basis in an effort to transition his duties and responsibilities. In recognition of his service to the Company, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) exercised its authority pursuant to the Carriage Services, Inc. Second Amended and Restated 2006 Long-Term Incentive Plan to accelerate the vesting of certain outstanding equity awards previously granted to Mr. Sanford. In particular, the Compensation Committee took action on August 2, 2012 to cause (i) Mr. Sanford’s outstanding options to purchase 35,445 shares of the Company’s common stock to become immediately vested and exercisable and (ii) 31,287 shares of restricted stock held by Mr. Sanford to become fully vested.

Following Mr. Sanford’s resignation, Viki K. Blinderman, will serve as the Company’s principal financial officer and principal accounting officer on an interim basis until the Company appoints a permanent replacement. Ms. Blinderman has served as the Controller for the Company since 2008 and prior to that, from 2005-2008, as the Assistant Controller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: August 8, 2012	By:	/s/ Melvin C. Payne
Melvin C. Payne
Chairman of the Board and Chief Executive Officer